Exhibit 10.5
LEASE

AGREEMENT OF LEASE, made effective this 1st day of July , 2009, by and between NTS Victor Properties, LLC, a Florida limited liability company with an address of  255 Stonewell Dr., Jacksonville, FL 32259, hereinafter called “Lessor”

AND

Pierce Hardy Limited Partnership, a Pennsylvania LP., with its principal offices at 1019 Route 519, Eighty Four, PA 15330, hereinafter called “Tenant”.

WITNESSETH, that in consideration of the covenants, promises and agreements herein contained, said parties do hereby covenant, promise and agree to and with each other as follows:

Premises and Term

1.  Lessor does hereby demise and lease unto Tenant all that certain land described in Schedule “A”, attached hereto and made a part hereof, together with all fixtures and other improvements thereon, hereinafter referred to as the “demised premises”.

To have and to hold the above described demised premises together with the tenements, hereditaments, and appurtenances thereunto belonging, for and during the term of nine (9) years, commencing on the 1st day of July  2009 and ending June 30, 2018.

Rental

2.  (a) Tenant does hereby covenant and agree to pay Lessor as rent for the said demised premises the sum of  TEN THOUSAND FOUR HUNDRED SEVENTEEN DOLLARS ($10,417.00) in consecutive monthly  payments which shall be due on the first of every month under the term of this lease, without demand, in advance from the beginning of the term, said rental to be payable to Lessor, their heirs and assigns, at Lessor’s address above, or at such other place or places as shall be designated in writing by Lessor.  The receipt of any rent by Lessor whether the same be that originally reserved or that which may be payable under any of the covenants and agreements herein contained or any portion thereof, shall not be deemed to operate as a waiver of the rights of Lessor to enforce the payment of rent previously due or which may thereafter become due or to forfeit this Lease by any of the remedies reserved by Lessor herein, and the failure of Lessor to enforce any covenant or condition concerning which Tenant shall be guilty or be in default shall not be deemed to void the right of Lessor to enforce the same or any other conditions or covenants from the occasion of any subsequent breach or default.

(b)  Tenant agrees to pay in addition to the rent herein reserved any and all sums which may become due by reason of the failure of Tenant to comply with all the covenants of this Lease and any and all damages, costs,  expenses and impositions which Lessor may suffer or incur by reason of any default of the Tenant or failure on its part to comply with all the covenants of this Lease, and each of them, and also any and all damages to the demised premises caused by any act or neglect of the Tenant.

Net Lease

3.  It is the purpose and intent of Lessor and Tenant that the rental provided for in Paragraph 2 hereof, during the term thereof, shall be absolutely net to the Lessor so that this Lease shall yield net to the Lessor the rent in said Paragraph 2 as specified, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the demised premises, which may arise or become due during the term of this Lease shall be paid by Tenant, and Lessor shall be indemnified and saved harmless by Tenant from and against the same.

Maintenance and Repairs.

4.  (a)  Tenant accepts the demised premises in their present condition and state of repair and without any representations, statements or warranties, express or implied, in respect thereof or in respect of their condition or the use or occupancy that may be made thereof.  Tenant agrees that Lessor shall in no event be liable for any defects therein, patent or latent.  Throughout the term of this Lease Tenant shall, at its cost and expense (1) property operate and take good care of the demised premises and all structures and improvements now or hereafter comprising same, and all fixtures, equipment and furnishings; (2) suffer no waste or injury; and (3) make all repairs, both to the inside and outside, which may be necessary to maintain the same in good order and condition, including both ordinary and extraordinary and both structural and non-structural and both foreseeable and unforeseeable repairs and including, but not limited to all walls, floors, roofs, vaults, approaches, sidewalks, entrances, water and sewer connections, glass, plumbing, water, gas and electric fixtures, pipes, wires and conduits, boilers, machinery, fixtures and appurtenances in or connected with the demised premises.  Tenant agrees that all such repairs shall be in quality and class equal to the original work and that it will replace whatever cannot be reasonably repaired so as to be in such good order and condition.  It is understood and agreed that so long as Tenant is not in default under the terms and conditions hereof, it may make alterations and changes to the demised premises for the purpose of best serving its business.

(b)  During the term of this Lease, Tenant shall keep, afford and allow access to Lessor to the demised premises at all reasonable times.

(c)  Throughout the term of this Lease, Tenant shall, at its cost and expense, execute and comply with all notices, rules, orders, regulations, requirements, ordinances and laws of the Board of Fire Underwriters or similar organization, and all other governmental agencies and departments having jurisdiction and of all insurance companies writing policies covering the demised premises to the extent that any of such notices, rules, orders, regulations, requirements, ordinances or laws at any time issued or in force shall be applicable to the demised premises or to the use or occupation thereof, and whether the same shall require ordinary or extraordinary or structural or non-structural or foreseeable or unforeseeable changes in the demised premises, and Tenant shall pay all costs, expenses, claims, fines, penalties, and losses that may in any manner arise out of or be imposed because of the failure to comply therewith.  It is the intention of the parties that the Tenant hereby assumes entire responsibility for and fully relieves Lessor from all responsibility in respect to executing and complying with such notices, rules, orders, regulations, requirements, ordinances or laws at any time issued or in force, so that the rent payable hereunder to Lessor shall not under any circumstances be depleted or shall be received by the Lessor without necessity or responsibility for any expenditure of any kind whatever in respect of any of said matters.  Tenant assumes all duties and responsibilities as aforesaid in regard to all notices, rules, orders, regulations, requirements, ordinances  and laws, which shall affect the demised premises at the time of the commencement of the term.

(d)  Tenant covenants that Lessor shall not be liable for any failure of water supply or electric current, nor for injury or damage which may be sustained to person or property by Tenant or any other person, caused by or resulting from steam, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of said demised premises, or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, or from the condition of said demised premises or any part thereof.  The foregoing waiver of damages and claims for damages by Tenant is absolute and unconditional and shall not be modified, released, abridged or lessened  in any manner or to any extent and Tenant waives any right to claim such waiver is in violation of any statute or of public policy.

(e)  Unless the property is purchased or exchanged in accordance with paragraphs 18 and 19 hereunder, at the end of the term, Tenant shall vacate and deliver up the demised premises, including all structures and fixtures thereof or appurtenances thereto, promptly and peaceably to Lessor, upon the expiration of the term of this Lease, or sooner termination of the term of this Lease, in good, clean, sanitary condition, reasonable wear and tear excepted.  Tenant shall, if requested, execute and deliver all legal instruments if any are deemed necessary by Lessor to vest full, complete and unimpaired title in and to all such structures, improvements and fixtures in Lessor.  Upon the expiration of this Lease, all interest of Tenant in and to the demised premises and any fixtures attached thereto, except trade fixtures, shall forthwith cease and terminate.

Indemnity of Lessor

5.  (a)  Tenant agrees to defend, indemnify and save the Lessor harmless against and from any and all liability, loss, damage and expense (including reasonable attorney’s fees) and from and against any and all suits, claims and demands of every kind and nature made by or on behalf of any and all persons, firms or corporations, arising out of or based upon any accident, injury or damage, however occurring, which, during the term hereof shall or may happen in, on or about the demised premises, entrances thereto, streets, sidewalks or curbs in front of, over or adjacent thereto, or on or about or in connection with any railroad facilities now or hereafter appurtenant to or servicing said premises and in which the Lessor or the Tenant shall have any interest, or arising out of or based upon the condition, maintenance, repair, alteration, use, occupation or operation of said demised premises or facilities during the term hereof, or arising out of any breach or default on the part of the Tenant in the performance or observance of any covenant or agreement on the part of the Tenant to be performed or observed pursuant to the terms of this Lease.

(b)   Lessor agrees to give Tenant reasonable notice of any claims or demands against the Lessor arising out of or based upon any of the liabilities, losses or expenses against which Tenant is bound to defend, indemnify and save harmless the Lessor.  At its option and at its sole expense, Tenant shall have the right to settle or defend against such claims or demands.

(c)
Tenant shall indemnify and save harmless Lessor from and against all mechanics liens and notices thereof and all claims thereof on account of any materials furnished or labor performed in, about or in connection with the demise premises or the sidewalks and curbs adjacent thereto.  Should any such lien be filed, Tenant shall promptly bond or otherwise discharge the same.

(d)   Tenant shall protect, defend, indemnify, and hold harmless Lessor, its assigns and their respective officers, partners, and employees and their respective heirs, legal representatives, successors and assigns from and against all liabilities, losses, costs, damages, expenses or claims, including, but not limited to, remedial, removal, response, abatement, cleanup, legal, investigative, and monitoring costs and other related costs, expenses, losses, damages, penalties, fines, liabilities, obligations, defenses, judgments, suits, proceedings, and disbursements (including, without limitation, reasonable attorneys’, consultants’, contractors’ and experts’ fees and disbursements) of any kind or of any nature whatsoever, which may at any time be imposed upon Lessor, incurred by Lessor, or arise (directly or indirectly): (i) from Requirements of Environmental Law; (ii) with respect to Environmental Claims related to the Property; (iii) from the failure of Tenant, or any other party directly or indirectly connected with the Property, to obtain, maintain, or comply with any Environmental Permit, and/or (iv) otherwise from the presence or existence of Hazardous Materials on or near the Property, including all consequential damages (each of the foregoing, an “Indemnified Claim.

(e)          All such indemnity, and all rights and obligations hereunder, shall survive performance of the obligations evidenced by this lease or any Agreement of Sale and/or Landlord’s ownership, assignment, transfer or conveyance of the Property.

(f)           Tenant, its representatives and affiliates have had possession of and access to the Property and any and all records, facilities, equipment and contracts concerning the Property.  Tenant acknowledges that it, its representatives and affiliates have the requisite knowledge, skill and understanding to undertake a review, investigation and evaluation of the Property and the issues associated with this Agreement, and that it, its representatives and affiliates have the experience to evaluate the Property and have completed all due diligence that they require to conduct in connection with the sale of the Property and its assumption of the obligations provided in this Agreement.

(g)          Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which Landlord may have against Tenant or any other party under CERCLA or any other applicable Federal or state laws.

Utilities

6.  Tenant covenants that during the term aforesaid or any extension or renewal thereof at its own proper cost and charge, it will bear, pay and discharge, when due and payable, all charges for electricity, gas, heat, telephone, water or other utility services used on the demised premises or any part thereof which shall, during the term hereby demised or any extension or renewal thereof, be laid, levied, assessed or imposed upon or become due and payable.

Taxes and Other Impositions

7.  (a) Tenant shall pay or cause to be paid before any fine, interest, penalty or cost may be added thereto for the non-payment thereof, all taxes, assessments, water and sewer rents, rates and excises, levies, impositions or other governmental charges of any kind and nature which may during the term hereof or any renewal be assessed, levied, confirmed, imposed upon or become due and payable in respect of or become a lien upon the demised premises.  Receipts for payment of taxes, assessments, water and sewer rents, rates and excises, levies, impositions or other governmental charges, shall be delivered by Tenant to Lessor annually before December 15 of each year.

(b)  Tenant shall have the right to challenge and contest the legality or validity of any imposition, tax, assessment or levy against the within demised premises by appropriate proceedings diligently conducted in good faith, provided the demised premises would not by reason of such contest be in danger of being forfeited or lost.  Tenant may proceed in its own name or as agent for and on behalf of Lessor, provided Tenant indemnifies and saves harmless Lessor from any cost or expense in connection therewith.

Insurance

8.  (a) Tenant agrees that it will at all times during the term hereof, maintain and pay for general public liability insurance affording basic protection to Tenant and Lessor with limits of One Million Dollars ($1,000,000.00) in respect to injury or death resulting from one accident and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage.  Lessor shall be furnished with a certificate of insurance therefor which shall be endorsed to provide for thirty (30) days written notice to Lessor prior to the termination of the policy or policies and before any charges are made which will restrict or reduce the coverage provided or change the name of the insured and, furthermore, that such insurance has been taken out and is maintained in favor of Lessor and Tenant.

(b) Tenant shall insure or self insure all demised premises for fire and other casualty, and shall rebuild or repurchase any such effected demised premises in such an event.

Rent Not to Abate

9.  Tenant covenants and agrees that it will continue to pay the rentals hereunder at such times and in the amounts herein specified and shall purchase the demised premises as herein required irrespective of whether or not any or all of the building shall have been wholly or partially destroyed by fire, other casualty, or by any other cause.

Condemnation

10.  (a)  Should the whole or any part of the demised premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, Tenant shall be entitled to retain as its own property any award or amount agreed upon in settlement thereof.

(b)  If the whole or part of the demised premises shall be so condemned and taken, this Lease shall automatically terminate.  In such event, Tenant shall transfer to Lessor demised premises of equivalent value at no cost to Lessor and shall enter into a lease for a time period equal to the remaining time of this Lease.

Subordination

11.  This Lease and Tenant’s leasehold estate and all rights of Tenant hereunder shall be subject and subordinate at all times and in all respects to the lien of any and all mortgages which Lessor may make upon any right, title or interest of Lessor in the demised premises, and to any and all extensions and renewals and any and all new mortgages make in lieu of or in replacement of any such mortgage, provided that any such mortgage shall provide that so long as Tenant shall not be in default in the performance and observance of the terms, covenants, conditions and limitation in this Lease contained on the part of the Tenant to be performed and observed, no foreclosure of the lien of said mortgage or any other proceeding under said mortgage for default thereof shall impair the right of Tenant to enjoy this Lease pursuant to its terms.  In the event of acquisition of Lessor’s interest in this Lease by any such mortgagee or anyone claiming through or under such mortgagee, Tenant will recognize as its lessor such mortgagee or the person claiming through or under such mortgagee who shall so acquire title to the Lessor’s interest in this Lease.

Assignment and Subletting

12.  The Tenant shall have the right to assign or encumber this Lease or sublet any portion of the demised premises without the Lessor’s written consent.  Such assigning, encumbering or subletting, however, shall not relieve the Tenant from primary responsibility for performance of all terms, covenants and conditions of this Lease.  Lessor shall have the right to assign this lease to an LLC created by Lessor, with Tennat’s approval, which shall not be unreasonably withheld.

Acts of Default

13.  Each of the following shall be deemed a default by the Tenant and a breach of this Lease.

(a)  Failure to pay the rent herein reserved, or any part thereof, other than additional rent, for a period of ten (10) days after notice;

(b) Failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements and provisions in this Lease contained on the part of the Tenant to be done, observed, kept and performed for a period of thirty (30) days after notice;

(c) The abandonment of the demised premises by the Tenant, the adjudication of the Tenant as a bankrupt, the making by the Tenant of a general assignment for the benefit of creditors, the taking by the Tenant of a general assignment for the benefit of creditors, the taking by the Tenant of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for the Tenant’s property, the appointment of a temporary receiver which is not vacated or set aside within thirty (30) days from the date of such appointment, and any failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements and provisions in this Lease contained on the part of the Tenant to be done, observed, kept and performed.

For the purpose of subparagraph (b) of this Paragraph 13, if the default complained of be a default other than one which may be cured by the payment of money, no default on the part of the Tenant in the performance of work required to be performed or acts to be done or conditions to be met shall be deemed to exist if steps shall have been in good faith commenced promptly by the Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity.

Lessor’s Remedies in Event of Default

14. In the event of any such default by the Tenant and at any time thereafter the Lessor may serve a written notice upon the Tenant that the Lessor elects to terminate this Lease upon a specified date not less than sixty (60) days after the date of serving such notice (except in the case of a default under subparagraph (a) of Paragraph 13 for non-payment of rent, in which event such date shall not be less than twenty (20) days after the expiration of any notice given under said subparagraph (a) and except in case of a default under subparagraph (c) of said Paragraph 13, in which event such date shall be not less than ten (10) days from the date of the service of such notice) and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted unless such default shall have been cured within the applicable period provided in said notice. No default or failure to perform by the Tenant shall be deemed waived unless waived by instrument in writing signed by the Lessor except that a default or failure to perform under subparagraphs (a) and (b) of Paragraph 13 shall be deemed waived if such default or failure is fully and completely rectified before the expiration of the period specified in the notice of termination of this Lease served on the Tenant.

Reentry By Lessor on Default

15.  In the event that this Lease shall be terminated as hereinbefore in Paragraph 14 provided, or by summary proceedings or otherwise, or in the event that the demised premises, or any part thereof, shall be abandoned by the Tenant, the Lessor, or their agents, servants or representatives may immediately or at any time thereafter reenter and resume possession of the demised premises or any part thereof, and remove all persons and property therefrom, either by summary disposses proceedings or by a suitable action or proceeding at law or by force or otherwise, without being liable for any damages therefor.  No reentry by the Lessor shall be deemed an acceptance of a surrender of this Lease or a liquidation or satisfaction to any extent whatsoever of Tenant’s liability to pay rent as herein provided.

Right of Lessor to Require Purchase By Tenant

16.  In the event that this Lease shall be terminated in accordance with Paragraph 14 herein, by summary proceedings or otherwise, or in the event the demised premises, or any part thereof, shall be abandoned by the Tenant or the Tenant shall fail regularly to conduct business upon the demised premises, or at any time during the term hereof at the election of Lessor, the Lessor shall have the right to require the Tenant to purchase the demised premises subject to this Lease by giving to Tenant a written notice to such effect stating a date not less than ten (10) days after the date of serving such notice upon which such sale shall occur.  The purchase price for the demised premises upon such a sale shall be dependent on year of transfer date:

Transfer Year	Price
2009 and 2010	$1,250,000
2011	$1,375,000
2012	$1,500,000
2013	$1,625,000
2014	$1,750,000
2015	$1,875,000
2016	$2,000,000
2017 and 2018	$2,125,000

and such purchase and sale shall otherwise be upon the terms and conditions set forth in Paragraph 18(b) of this Lease.

Lessor’s Failure to Enforce Term, Condition, or Covenant in Lease

17.   The failure of the Lessor to enforce any term, covenant, condition or agreement hereof by reason of its breach by the Tenant after notice received shall not be deemed to avoid or affect the right of the Lessor to enforce the same term, covenant, condition or agreement on the occasion of a subsequent default or breach.

Purchase by Tenant

18.
(a)  Tenant, if it not be in default hereunder, shall have the option of purchasing  the demised premises at any time under the term of this lease by service of written notice upon Lessor of its intentions for the amount in the chart below:

Transfer Year	Price
2009 and 2010	$1,250,000
2011	$1,375,000
2012	$1,500,000
2013	$1,625,000
2014	$1,750,000
2015	$1,875,000
2016	$2,000,000
2017 and 2018	$2,125,000

      (b)  In the event Tenant exercises the option as herein provided, Lessor shall deliver to it a general warranty deed, bill of sale and any other documents requested by Tenant against payment of the purchase price with covenants against liens and encumbrances, subject only to such conditions as are set forth in the documents of title as of the date hereof and such rights granted by Tenant during the term hereof.  Taxes and other customary adjustments shall be made between the parties as of the date of purchase by the Tenant.  Documentary stamps, federal, state or local, if any, shall be borne equally by Tenant and Lessor.  All other closing costs shall be per local custom.

Exchange of Property

19.  Landlord agrees, upon written request of Tenant (the “Exchange Notice”), to accept in exchange for the demised premises (the “Exchange”) real property of similar value (the “New Property”) selected by Tenant, as appropriate.  The Exchange shall take place at a location mutually acceptable to the parties hereunder in Washington County on a date mutually acceptable to the parties but in no event less than sixty (60) days after the date the Exchange Notice is given.  At the Exchange, the Landlord shall convey the demised premises to Tenant, as appropriate, by deed of general warranty subject only to liens and encumbrances in existence on the Commencement Date and liens and encumbrances consented to in writing by Tenant during the Term; provided, however, any liens for which Landlord is responsible which can be satisfied by the payment of money shall be so satisfied by Landlord at the Exchange.  Tenant shall convey the New Property to Landlord by general warranty deed at the Exchange free of all liens.  At the Exchange, the New Property shall replace the demised premises under the Lease.  The Lease shall continue in full force and effect with the New Property treated as the Demised Property.  Any realty transfer taxes shall be split equally between the parties.  The parties agree to execute any other documents reasonably required in connection with the Exchange, including any documents required by either party’s title insurance company.

Miscellaneous

20.  (a)  The parties hereto agree that the headings or captions contained herein are inserted for convenience or reference only and are not to be deemed part of or to be used in construing this Lease.

(b)   If any terms or provisions of this Lease or the application thereof to any person or circumstances should, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(c)   This lease contains the entire agreement between Lessor and Tenant.

(d)	This Lease shall be construed in accordance with the laws of the State of location of the demised premises.

(e)	Tenant shall depreciate the demised premises for both accounting and tax purposes, and Lessor shall not depreciate the demised premises for either accounting or tax purposes.

(f)	Tenant shall provide audited financials of itself and any parties who are subleasing any portion of the demised premises upon request of Lessor.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Lessor has executed the same under seal and Pierce Hardy Limited Partnership, Tenant, has caused these presents to be executed by its duly authorized officers and its corporate seal to be herewith affixed by like authority, all as of the day and year first above written.

Witness:	Lessor:
NTS Victor Properties, LLC

/s/ Kimberly M. Bedford	By:	/s/ Thomas Spatola
Thomas Spatola, Manager

Witness:	Tenant
Pierce Hardy Limited Partnership

	By:	PETER JON CO.,
General Partner

/s/ Cheri B. Bomar	By:	/s/ Margaret H. Magerko
Margaret H. Magerko
President and Manager